NEWS  Phillips Petroleum Company
      Public Relations
      Bartlesville, Oklahoma 74004
      http://www.phillips66.com
                                                       Phillips Shield


                                                 FOR IMMEDIATE RELEASE
                                                 ---------------------
Contacts:
Kristi DesJarlais (media) 918-661-6117
Howard Thill (investors) 918-661-4757

          Phillips Replaces 1,128 Percent of 2000 Production

           Five-year-average replacement equals 376 percent;
             Five-year preliminary F&D costs average $3.24

BARTLESVILLE, Okla., Feb. 21, 2001 --- Phillips Petroleum Company [NYSE: P] replaced 1,128 percent of its 2000 worldwide oil and gas production at an average preliminary finding-and-development cost of $2.39 per barrel-of-oil equivalent (BOE). Excluding acquisitions and sales, Phillips replaced 515 percent of its 2000 worldwide production.

From 1996 through 2000, Phillips' five-year-average production replacement equaled 376 percent, while preliminary finding-and-development costs averaged $3.24 per BOE. The company's three-year-average production replacement equaled 529 percent, while preliminary finding-and-development costs averaged $2.94 per BOE.

Phillips' 2000 production replacement substantially benefited from the company's April acquisition of ARCO Alaska. Without this transaction, Phillips' 2000 production replacement would have been 501 percent. Also during the year, the company booked reserves for its Hamaca heavy oil field in Venezuela, significantly benefiting production replacement. Without the ARCO Alaska acquisition and the Hamaca reserves booking, Phillips' 2000 production replacement would have been 152 percent.

"With the acquisition of our Alaskan assets, we doubled our reserves in a single stroke," said Dodd DeCamp, senior vice president of worldwide exploration. "Looking forward, we have committed 8 percent of Phillips' 2001 capital budget to worldwide exploration activities. We believe our drilling program for 2001 -- including promising plays in the Atlantic Margin and Kazakhstan, as well as additional exploration prospects in China's Bohai Bay -- can yield additional long-life reserves, supporting our strategy to build on our portfolio of legacy assets."

The company's worldwide hydrocarbon production increased in 2000 to
271.3 million BOE, up from 182 million BOE in 1999. During the year, Phillips benefited from the Alaskan acquisition and new production from the Alpine field in Alaska.


                               - more -

Phillips Replaces 1,128 Percent of 2000 Production
Page 2

Worldwide proved reserves increased in 2000 to 5.02 billion BOE, more than double the 2.23 billion BOE for 1999. Worldwide proved reserves of crude oil increased 231 percent, while worldwide proved reserves of natural gas increased 34 percent and worldwide proved reserves of natural gas liquids increased 98 percent. Phillips' proved reserve-to-current-production ratio is 15.8 years.

Phillips replaced 1,442 percent of its reserves produced in the United States at a preliminary average cost of $2.75 per BOE. In the Lower 48, Phillips replaced 186 percent of its production at an average cost of $3.36 per BOE, and replaced 137 percent of its production excluding acquisitions.

The company replaced 629 percent of its non-U.S. production at an average finding-and-development cost of $1.17 per BOE.

Natural gas comprises 28 percent of Phillips' proved hydrocarbon reserves worldwide and 34 percent of its U.S. reserves.

Finding-and-development costs are the costs of acquiring, exploring for and developing oil and gas reserves, divided by the company's net reserve additions, excluding production and sales. The U.S. and worldwide finding-and-development costs shown above are subject to change based on the final allocation of the purchase price of Phillips' 2000 purchase of ARCO's Alaskan businesses.

Phillips is an integrated petroleum company with interests around the world. Headquartered in Bartlesville, Okla., the company has 12,400 employees and $20.5 billion of assets, and had $21.2 billion of revenues in 2000.

                               - # # # -

For more information, see our 2000 F&D and production replacement table at
       www.phillips66.com/newsroom/images&charts/F&Dtable00.htm.




 CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS
        OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains forward-looking statements about Phillips' average finding-and-development costs, capital budget expenditures and exploration program, and the impact of the company's ARCO Alaska acquisition and its Hamaca development on finding-and-development costs. The factors identified in this cautionary statement are important factors, but not necessarily all factors, that could cause actual results to differ materially from those expressed. Factors that could cause the result to differ from those expected or believed are: further analysis of current reserve and cost data; additional reserve data not received or analyzed as of December 2000; and errors in interpretation and mechanical compilation of data. In any forward-looking statement in which the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Additional information on such matters can be found in the company's publicly available filings with the Securities and Exchange Commission (SEC). Copies of the company's filings with the SEC are available free by calling Phillips at 918-661-3700. These reports also are available on the company's Web site at http://www.phillips66.com.

Phillips Shield

    Phillips Replaces 1,128 Percent of 2000 Production

                                     1999              2000
                               ----------------  ----------------
Worldwide hydrocarbon          182 million BOE   271.3 million
production                                       BOE
-----------------------------------------------------------------
U.S. hydrocarbon production    83.5 million BOE  166.3 million
                                                 BOE
-----------------------------------------------------------------
Non-U.S. hydrocarbon           98.5 million BOE  105 million BOE
production
-----------------------------------------------------------------
U.S. reserves replaced         5.6 percent       1,442 percent
                               4.7 million       2,398.7 million
                               BOE added vs.     BOE added vs.
                               83.5 million      166.3 million
                               produced          produced
-----------------------------------------------------------------
Non-U.S. reserves replaced     206 percent       629 percent
                               203.2 million     660.3 million
                               BOE added vs.     BOE added vs.
                               98.5 million      105 million
                               produced          produced
-----------------------------------------------------------------
Worldwide proved reserves      2.23 billion BOE  5.02 billion BOE
-----------------------------------------------------------------
U.S. proved reserves           792.7 million     3,025 million
                               BOE               BOE
                               36 percent of     60 percent of
                               total proved      total proved
                               reserves          reserves
                               worldwide         worldwide
-----------------------------------------------------------------
Worldwide proved reserves of   964 million       3,188 million
crude oil and condensate       barrels           barrels
-----------------------------------------------------------------
Worldwide crude oil and        84 million        158 million
condensate production          barrels           barrels
-----------------------------------------------------------------
Worldwide proved reserves of   207 million       409 million
natural gas liquids            barrels           barrels
-----------------------------------------------------------------
Worldwide natural gas liquids  12 million        19 million
production                     barrels           barrels
-----------------------------------------------------------------
Worldwide proved reserves of   6.4 trillion      8.5 trillion
natural gas                    cubic feet        cubic feet
-----------------------------------------------------------------
Worldwide natural gas          516 billion       566 billion
production                     cubic feet        cubic feet
-----------------------------------------------------------------
U.S. reserves replaced,        7 percent         1,362 percent
without revisions              5.5 million BOE   2,264.7 million
                               added vs. 83.5    BOE added vs.
                               million produced  166.3 million
                                                 produced
-----------------------------------------------------------------
Non-U.S. reserves replaced,    185 percent       606 percent
without revisions              181.9 million     636.8 million
                               BOE added         BOE added
                               vs. 98.5 million  vs. 105 million
                               produced          produced
-----------------------------------------------------------------
U.S. finding-and-development   $5.02 per BOE     $2.91 per BOE
costs, without revisions
-----------------------------------------------------------------
Non-U.S. finding-and-          $5.22 per BOE     $1.21 per BOE
development costs, without
revisions
-----------------------------------------------------------------
-----------------------------------------------------------------
                                                    Five-Year
                                     2000            Average
                               ----------------  ----------------
Worldwide finding-and-         $2.39 per BOE     $3.24 per BOE
development costs
-----------------------------------------------------------------
U.S. finding-and-development   $2.75 per BOE     $3.16 per BOE
costs
-----------------------------------------------------------------
Non-U.S. finding-and-          $1.17 per BOE     $3.37 per BOE
development costs
-----------------------------------------------------------------

NOTE 1: Worldwide production numbers include fuel -- that is, hydrocarbons pumped out of the ground and used on-site to run equipment and machinery.
NOTE 2: These amounts include Phillips' share of reserves owned by equity affiliates.